                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


             [ ]  Preliminary Proxy Statement
             [ ]  Confidential, for Use of the
                  Commission Only (as permitted by
                  Rule 14a-6(e)(2))
             [X]  Definitive Proxy Statement
             [ ]  Definitive Additional Materials
             [ ]  Soliciting Material Pursuant to Rule 14a-12


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)




    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------



    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          4900 HOPYARD ROAD, SUITE 200
                              PLEASANTON, CA 94588

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, JUNE 18, 2002
                                  AT 10:00 A.M.

To the Stockholders:

     The Annual Meeting of Stockholders of BrightStar Information Technology Group, Inc. will be held at the Company's corporate headquarters at 4900 Hopyard Road, Suite 200, Pleasanton, California 94588 on Tuesday, June 18, 2002 at 10:00 a.m. for the following purposes:

    1. To elect four directors to serve for a one-year term and until their successors have been elected and qualified.

    2. To ratify the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

    3. To approve an amendment of the Company's 2000 Long-Term Incentive Plan to increase the number of shares issuable thereunder by 2,000,000.

    4. To approve an amendment of the Company's 2000 Long-Term Incentive Plan to increase the maximum limit that any Grantee in any calendar year can receive under the plan from no more than 200,000 options to 1,000,000 options.

    5. To approve an amendment of the Company's Certificate of Incorporation to
       (i) increase the number of shares of all classes of stock that the Company is authorized to issue from 38,000,000 to 75,000,000 and (ii) to designate all 37,000,000 of the additional authorized shares as Common Stock.

    6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on May 3, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's offices at 4900 Hopyard Road, Suite 200, Pleasanton, California, 94588 for ten days prior to the meeting.

                                        By Order of the Board of Directors



                                        Joseph A. Wagda
                                        Chief Executive Officer and
                                        Chairman of the Board


Pleasanton, California

May 16, 2002


    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          4900 HOPYARD ROAD, SUITE 200
                              PLEASANTON, CA 94588

                                 PROXY STATEMENT

    The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of BrightStar Information Technology Group, Inc., a Delaware corporation (the "Company" or "BrightStar"), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 18, 2002, and at any adjournment or postponement thereof (the "Annual Meeting" or "Meeting"). Only stockholders of record at the close of business on May 3, 2002 are entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding 15,264,288 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held.

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the four directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted (i) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2002, (ii) FOR the approval of the amendment of the Company's 2000 Long-Term Incentive Plan (the "2000 Plan") to increase the number of shares issuable under the Plan by 2,000,000, (iii) FOR the approval of the amendment of the Company's 2000 Plan to increase the maximum limit that any Grantee in any calendar year can receive under the plan from 200,000 options to 1,000,000 options, and (iv) FOR the approval of the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares from 38,000,000 to 75,000,000. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Meeting and voting in person. Votes will be tabulated by the inspector of elections of the Meeting.

    A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors, (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the ratification of the appointment of Grant Thornton LLP, and for the approval of both of the amendments to the 2000 Plan, and (iii) the affirmative vote of the majority of shares outstanding and entitled to vote is required for the approval of the amendment to the Certificate of Incorporation. Abstentions, votes withheld and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of Directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a specified majority. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner. Broker non-votes will have no effect on the outcome of any proposals to be considered at the Annual Meeting.

    The expense of soliciting proxies will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile transmission and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.


    This Proxy Statement was first mailed to stockholders on or about May 16, 2002.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES

    At the Annual Meeting of Stockholders, a Board of four directors will be elected, each to hold office until a successor is elected and qualified, or until the death, resignation or removal of the director. Shares represented by the accompanying proxy will be voted for the election of the four nominees (recommended by the Board of Directors) named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. All nominees currently serve as directors of the Company. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee is for any reason unable to serve or will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

    The following table sets forth certain information concerning the nominees, based on data furnished by them.

                                                                          DIRECTOR
  NAME OF NOMINEE         AGE            PRINCIPAL OCCUPATION              SINCE
------------------        ---   ----------------------------------------  --------

Joseph A. Wagda.........  58    Chairman of the Board of  Directors and     2000
                                Chief Executive Officer of the Company

W. Barry Zwahlen........  56    Managing Partner of Information             2000
                                Management Associates

Jennifer T. Barrett.....  51    Chief Privacy Officer, Acxiom Corporation   1998


Thomas A. Hudgins.......  61    Cofounder of Polaris Group, Inc.            2001

     Joseph A. Wagda has been a director of the Company since April 2000 and became Chief Executive Officer, effective October 2, 2000. Mr. Wagda was elected Chairman of the Board of Directors on March 21, 2001. From 1997, Mr. Wagda has been engaged in a variety of venture capital and distressed investments, as an investor, manager, independent consultant and attorney, including serving as President of Altamont Capital Management, Inc. and in leadership positions with several single-purpose investment entities. He also is currently a director of Abraxas Petroleum Corporation (Amex: ABP), a public oil and gas company, and of Zierer Visa Service, Inc., a private company engaged in the international travel services business. Previously, Mr. Wagda was President and CEO of American Heritage Group, a modular homebuilder that was restructured in 1997, and a Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda has a B.S. degree from Fordham College, an M.B.A., with distinction, from the Johnson School of Management, Cornell University and a J.D., with honors, from Rutgers Law School.

     W. Barry Zwahlen has been a director of the Company since July 2000. Mr. Zwahlen presently is the Managing Partner of Information Management Associates, a retained executive search firm, which he founded in 1986. Mr. Zwahlen focuses his practice on the recruitment of CIO and CTO candidates for technology clients and the recruitment of executive level information technology consultants for systems integration professional services firms. Mr. Zwahlen serves on the Board's Audit Committee and is Chairman of the Compensation Committee.

     Jennifer T. Barrett became a director of the Company at the closing of our initial public offering in 1998. Since 1974, she has served in various capacities with Acxiom Corporation (NASDAQ: ACXM), a leading data processing and related computer-based services and software products company. She is currently Acxiom's Chief Privacy Officer. Ms. Barrett serves on the Board's Audit and Compensation Committees.

     Thomas A. Hudgins became a director of the Company on April 20, 2001. He cofounded and, until recently, served as Managing Director of Polaris Group, Inc., a corporate finance and mergers and acquisitions advisory firm. Prior to forming Polaris he was cofounder, Executive Vice President and Secretary of BrightStar until January 1999. From 1967 to 1997, he was Executive Vice President and cofounder of Delta-X Corp., a leading developer, manufacturer and marketer of software and electronic automation equipment for the international oil and gas industry. He is a past president of the Houston Chapter of the American Institute of Industrial Engineers, a member of the Society of Petroleum Engineers and a Registered Professional Engineer. Mr. Hudgins is Chairman of the Board's Audit Committee.

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board of Directors.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during 2001. Standing committees of the Board include an Audit Committee, which met four times, a Compensation Committee, which met two times and a Nominating Committee, which did not meet.

     The Audit Committee is comprised of Ms. Barrett, Mr. Zwahlen and Mr. Hudgins. All members are non-employee directors. Pursuant to the Audit Committee Charter, the Committee addresses matters that include, among other things, (1) making recommendations to the Board of Directors regarding the appointment of independent auditors, (2) reviewing with Company financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of the Company's system of internal accounting controls, (4) monitoring the Company's internal audit program to assure that areas of potential risk are adequately covered, and (5) reviewing legal and regulatory matters that may have a material effect on the Company's financial statements.

     The Compensation Committee is comprised of Ms. Barrett and Mr. Zwahlen, both of whom are non-employee directors. The Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based. The Committee also administers the Company's 2000 Plan and 1997 Long-Term Incentive Plan (the "1997 Plan" and, together with the 2000 Plan, the "the 1997 and 2000 Plans"). Mr. Hudgins was elected to serve as an ad hoc member of the Committee during 2002 only for the purpose of determining Mr. Wagda's and Mr. Czaja's executive compensation and certain stock option awards in 2002.

     The Nominating Committee is comprised of Ms. Barrett and Mr. Wagda. The Committee will seek and consider qualified candidates to serve on the Board. The Nominating Committee will consider nominees recommended in writing by the Company's stockholders. Such recommendations should be submitted to the Committee at the Company's principal executive office.

     No incumbent director during 2001 attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which the individual has been a director) and (2) the total number of meetings held by all committees of the Board on which the director served. Mr. Hudgins became a director in April 2001.

Report of the Compensation Committee of the Board of Directors

     Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the following report shall not be incorporated by reference into any such filings.

     Compensation Philosophy. In developing our executive compensation policies, the Compensation Committee has two principal objectives: (1) attracting, rewarding and retaining officers who possess outstanding talent, and (2) motivating officers to achieve BrightStar performance consistent with stockholder objectives. Accordingly, the Committee adopted the following policies:

       o BrightStar will pay compensation that is competitive with the practices of other leading technology companies in the same or similar businesses;

       o A significant portion of the officers' compensation will depend upon the achievement of challenging performance goals for BrightStar and our various business units and officers; and

       o BrightStar will align the interests of its officers with those of our stockholders - therefore, stock options will constitute a significant portion of compensation.

     Total Annual Compensation. Each officer's target total annual compensation (that is, salary plus bonus) is determined by the Committee upon review of all applicable factors.

     Bonuses. Pursuant to their employment agreements, Mr. Wagda is eligible to receive a bonus of up to 200% of base salary based upon the achievement of specified performance goals, and Mr. Czaja is eligible to earn a bonus of up to a total of 50% of his base salary based upon the achievement of certain operating results of the Company. The actual bonus (that is, the percentage of the target bonus) that any officer (other than the Named Executive Officers, as defined below) actually receives depends on the achievement of both corporate and individual objectives and financial performance goals. Typical business unit objectives include, for example, revenue and profitability objectives.

     Stock Options. The Committee strongly believes that stock options motivate the officers to maximize stockholder value and to remain with BrightStar despite a very competitive marketplace. Generally, all BrightStar stock options have a per share exercise price approximating the fair market value of our stock as of the grant date, except for certain identified re-pricing actions. The number of options granted to each officer and each option's vesting schedule are determined based on the officer's position at BrightStar, his or her individual performance, the number of options the executive already holds and other factors, including an estimate of the potential value of the options.

     In fiscal 2001, the Committee made these determinations for the Named Executive Officers and other senior officers. For all other grants, the Chief Executive Officer (Mr. Wagda) made these determinations, in consultation with the Committee.

     Compensation of Chief Executive Officer. The Committee believes the Chief Executive Officer's compensation should be tied directly to the performance of BrightStar and in line with stockholder objectives. As a result, Mr. Wagda's compensation includes a significant stock and/or stock option component.

     Tax Deductibility of Executive Compensation. Under section 162(m) of the Internal Revenue Code, BrightStar generally receives a federal income tax deduction for compensation paid to any of its Named Executive Officers only if the compensation is less than $1 million during any fiscal year or is "performance-based" under section 162(m). Our management-incentive plans permit the Company to pay compensation that is "performance-based" and thus is fully tax-deductible by BrightStar. The Committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent consistent with the best interests of BrightStar.


                                                   Jennifer Barrett
                                                   W. Barry Zwahlen


The Audit Committee of the Board of Directors

     The Audit Committee is comprised of Ms. Barrett, Mr. Zwahlen and Mr. Hudgins. All members are non-employee directors, except that pursuant to the Company's bylaws, the Chief Executive Officer is an ex officio member of all standing committees. In addition, Mr. Wagda served on the audit committee prior to his appointment as Chief Executive Officer in October 2000. The committee operates in accordance with its written charter adopted by the Board of Directors (as set forth in Appendix A to our Proxy Statement and Notice of 2001 Annual Meeting). The Committee addresses on a regular basis matters that include, among other things, (1) making recommendations to the Board of Directors regarding the appointment of independent auditors, (2) reviewing with our financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of our internal accounting controls, (4) monitoring our internal audit program to assure that areas of potential risk are adequately covered, and (5) reviewing legal and regulatory matters that may have a material effect on our financial statements. Ms. Barrett, Mr. Zwahlen and Mr. Hudgins are "independent" as defined under Rule 4200(a)(14) of the NASD's listing standards.

Report of the Audit Committee of the Board of Directors

     The Audit Committee has reviewed and discussed with management the financial statements for the year ended December 31, 2001 audited by Grant Thornton LLP, the Company's independent accountants, and various matters related to the financial statements, including those matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU 380). Such matters include the initial selection and changes in accounting policies, management judgments and accounting estimates, significant audit adjustments and disagreements with management. The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), has discussed with Grant Thornton LLP those matters required to be disclosed by SAS No. 61, and has considered whether the provision of non-audit services by the independent accountants is compatible with maintaining auditor independence, together with the issue of Grant Thornton LLP's independence generally. Based upon such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2001 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent accountants.

                                                Jennifer Barrett
                                                W. Barry Zwahlen
                                                Thomas Hudgins

COMPENSATION OF DIRECTORS

    Directors who do not perform service substantially full-time to the Company receive a quarterly retainer of $4,000 and a fee for each Board or committee meeting of $1,000, or $500 for each committee meeting held the same day as a Board meeting. The Company reimburses directors for their reasonable out-of-pocket expenses with respect to board meetings and other BrightStar business.

    Directors who are not officers of BrightStar also participate in the 1997 and 2000 Plans. Under the 1997 and 2000 Plans, options to purchase 10,000 shares of our common stock are automatically granted to each non-employee director on the date such director is for the first time elected or appointed to the Board of Directors. Thereafter, each such director is automatically granted options to purchase 10,000 shares on the date of each annual stockholders meeting provided that such options shall be reduced by that portion of the prior twelve-month period in which a director was not a director of the Company. The exercise price for all non-employee director options granted under the 1997 and 2000 Plans is 100% of the fair market value of the shares as of the grant date. All such options are immediately exercisable and expire no later than ten years after the date of grant, unless sooner exercised.

    In February 2002, all independent directors were awarded additional options and had prior options repriced, so that at February 12, 2002, each independent director held 150,000 options with an exercise price of $0.05 per share.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains certain information regarding beneficial ownership of our common stock as of April 15, 2002 by (i) persons known to us to be the beneficial owner of more than 5% of our common stock, and their respective addresses (ii) each of our current directors, (iii) the Chief Executive Officer and our other current executive officer, and (iv) all directors and executive officers as a group.


                                                                                            SHARES BENEFICIALLY OWNED
                                                                                 ---------------------------------------------
                                                                                     NUMBER(1)                      PERCENT
                                                                                 ---------------                  ------------
    5% BENEFICIAL OWNERS:

                                  Montrose Investments LTD.(2)                        1,025,293                        6.7%
                                  300 Crescent Court, Suite 700
                                  Dallas, TX 75201

     NON-EMPLOYEE DIRECTORS:(3)
                                  Jennifer T. Barrett................................   150,000                        1.0%
                                  W. Barry Zwahlen...................................   150,000                        1.0%
                                  Thomas A. Hudgins..................................   284,343                        1.8%

    EXECUTIVE OFFICERS: (4)
                                  Joseph A. Wagda.................................... 2,485,551                       15.5%
                                  Kenneth A. Czaja...................................   552,782                        3.6%
                                  Kevin J. Murphy....................................   522,248                        3.3%
                                  Chris V. Turner....................................   184,734                        1.2%
                                  Thomas S. Krause...................................   251,313                        1.6%
                                  All directors and executive officers as a
                                    group (8 persons)................................ 4,580,971                       26.4%


----------



  (1) Represents shares held directly and indirectly and with sole voting and investment power, except as noted, or with voting and investment power shared with a spouse.

  (2) Each of Harlan B. Korenvaes, Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, Richard L. Booth, David C. Haley and Jamiel A. Akhtar may be deemed to have voting control as the members of HBK Management LLC, the general partner of HBK Partners II L.P., which is the general partner of HBK Investments L.P. HBK is the investment management company for Montrose Investments Ltd.

  (3) Includes immediately exercisable options to purchase 150,000 shares of common stock for Ms. Barrett, Mr. Zwahlen and Mr. Hudgins.

  (4) Includes options that will be exercisable immediately or within 60 days to purchase 38,889 shares of common stock for Mr. Krause. Includes the Series 1 Convertible Subordinated Promissory Notes, which are convertible into common stock of 675,608, 45,897, 367,172, 160,637 and 114,742 for Messrs. Wagda, Czaja, Murphy, Turner and Krause, respectively. It includes common stock warrants in conjunction with the convertible notes of 101,343, 6,885, 55,076, 24,097 and 17,213 for
        Messrs. Wagda Czaja, Murphy, Turner and Krause, respectively. It also includes stock grants issued to Messrs. Wagda and Czaja of 1,500,000 and 500,000 shares, respectively, as disclosed in the section, "Summary Compensation Table".

Executive Compensation

    The following table contains information concerning compensation earned by the Chief Executive Officer and the next four highly compensated officers of BrightStar during fiscal 2000 and 2001. Mr. Wagda joined the Company as a consultant in 2000 and Messrs. Murphy, Turner, Czaja and Krause each joined the Company in 2001.

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL                  LONG TERM
                                                                         COMPENSATION              COMPENSATION
                                                                   -------------------------       ------------
                                                                                                    SECURITIES
                                                                                                    UNDERLYING      ALL OTHER
                                 TITLE                              SALARY(S)      BONUS(S)         OPTIONS(5)    COMPENSATION
                                 -----                             -----------   ------------       ----------    ------------

        Joseph A. Wagda      Chairman and               2001       $241,133(2)   $  45,000(1)         780,060         --
                             Chief Executive
                             Officer(6)
                                                        2000         91,500             --                            --
        Kevin  J. Murphy     Former President           2001        300,464(3)     144,000(3)         500,000         --
                             and Chief Operating
                             Officer(6)

        Chris V. Turner      Former Chief               2001        198,716(4)          --            225,000         --
                             Sales Officer(6)

        Kenneth A. Czaja     Executive Vice President   2001        115,993         15,000(1)         200,000         --
                             and Chief Financial
                             Officer(6)

        Thomas S. Krause     Senior Vice                2001        149,959             --            100,000         --
                             President of
                             Operations(6)


  (1) For the year ended December 31, 2001, Mr. Wagda and Mr. Czaja were awarded bonuses of $45,000 and $15,000 respectively. Mr. Wagda and Mr. Czaja elected to receive 750,000 and 250,000 shares of the Company's common stock, respectively, effective February 15, 2002, as full payment of the bonuses for fiscal 2001.

  (2) Mr. Wagda's salary amount for the year ended December 31, 2000, consists of amounts earned while he was an independent contractor to the Company. Mr. Wagda became an employee of the Company in the year ended December 31, 2001.

  (3) Mr. Murphy's salary includes $125,000 as severance payments based on a settlement agreement reached with Mr. Murphy. Included in Mr. Murphy's bonus is $100,000, which was a signing bonus for joining the Company. The bonus also includes $44,000, which represents the fair market value of 100,000 shares of common stock issued to Mr. Murphy in connection with the commencement of his employment with the Company. Mr. Murphy's employment with the Company terminated on October 2, 2001.

  (4) Mr. Turner's base salary amount includes one month of severance of $17,500. The remaining $125,000 amount payable under his separation agreement was paid in 2002. Mr. Turner's employment with the Company terminated on November 30, 2001.

  (5) On February 15, 2002, the compensation committee voted to take actions that resulted in restricted stock awards to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively. In return for the granting of these shares, all stock options previously granted to Mr. Wagda and Mr. Czaja totaling 780,060 and 500,000 shares (including 300,000 option shares granted to Mr. Czaja on February 12, 2002), respectively, were cancelled. The restricted stock grants were issued inside the Company's 1997 and 2000 Long-Term Incentive Plans ("the Plans") and vest monthly over a 2-year period. The compensation committee also voted to issue fully-vested stock outside the Plans to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively, in full satisfaction of cash bonuses awarded for 2001.

  (6) Mr. Wagda, Mr. Murphy, Mr. Turner, Mr. Czaja and Mr. Krause are the Named Executive Officers of the Company (the "Named Executive Officers").

Stock Options

    The following table contains information concerning the grant of stock options to each of the Named Executive Officers included in the Summary Compensation Table during 2001 (under our 2000 and 1997 plans and outside the plans).

                   STOCK OPTION GRANTS IN THE 2001 FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                               -----------------------------------------------------------------
                                    NUMBER OF     % OF TOTAL
                                   SECURITIES      OPTIONS
                                   UNDERLYING     GRANTED TO        EXERCISE
                                    OPTIONS      EMPLOYEES IN        PRICE         EXPIRATION       GRANT DATE
               NAME                 GRANTED       FISCAL YEAR        ($/SH)           DATE            VALUE(1)
      ---------------------    --------------- ----------------  --------------- ---------------  ---------------

          Joseph A. Wagda         780,060            30%              0.29           11/2010      $236,699(2)

         Kenneth A. Czaja         200,000             8%              0.30           4/2011         50,000(2)

          Kevin J. Murphy         500,000            19%              1.00           10/2001       360,000(3)

          Chris V. Turner         225,000             9%              1.00           11/2001       162,000(3)

         Thomas S. Krause         100,000             4%              1.00           3/2011         24,000



  (1) Based on Black-Scholes model and assumes a risk free interest rate of 5.50%, price volatility of 114% and a dividend yield of 0%.

  (2) On February 15, 2002, the compensation committee voted to take actions that resulted in restricted stock awards to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively. In return for the granting of these shares, all stock options previously granted to Mr. Wagda and Mr. Czaja totaling 780,060 and 500,000 shares (including 300,000 option shares granted to Mr. Czaja on February 12, 2002), respectively, were cancelled. The restricted stock grants were issued inside the Company's 1997 and 2000 Long-Term Incentive Plans ("the Plans") and vest monthly over a 2-year period. The compensation committee also voted to issue fully-vested stock outside the Plans to Mr. Wagda and Mr. Czaja of 750,000 and 250,000 shares, respectively, in full satisfaction of cash bonuses awarded for 2001.

  (3) Upon the separation of Mr. Turner and Mr. Murphy, all options previously granted were cancelled.


Aggregated Option Exercises in 2001 and Year-End Option Values

     The following table sets forth information for each of the Named Executive Officers included in the Summary Compensation Table with respect to options to purchase our Common stock held as of December 31, 2001.

                                                                       NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED        VALUE            OPTIONS AT 12/31/01(#)(1)              AT 12/31/01($)(2)
                              ON EXERCISE(#)      REALIZED($)        EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
                             ---------------      -----------        -------------------------          -------------------------
  NAME

  Joseph A. Wagda........          --                 --                    780,060/0                             --
  Kenneth A. Czaja.......          --                 --                    0/200,000                             --
  Kevin J. Murphy(3).....          --                 --                       --                                 --
  Chris V. Turner(3).....          --                 --                       --                                 --
  Thomas S. Krause.......          --                 --                    0/100,000                             --

----------

  (1)   No stock appreciation rights (SARs) were outstanding during 2001

  (2) The fair market value of our common stock at the close of business on December 31, 2001 was $0.06 per share.

  (3)   Options expired upon termination of employment.

Employment Agreements

    Mr. Wagda performed services for the Company in 2000 and 2001 pursuant to a contract between the Company and Altamont Capital Management Inc. ("Altamont"), a company controlled by Mr. Wagda. The Company owed Altamont $101,130 for services performed by Mr. Wagda through September 15, 2000. This obligation was subsequently satisfied by converting the obligation into convertible notes issued pursuant to the terms of the private placement completed on July 26, 2001. From September 16, 2000, the Company paid a retainer of $20,000 per month for the first 80 hours of Mr. Wagda's services each month. For each hour in excess of 80 hours per month, Mr. Wagda received 300 options to purchase common stock at $1.00 per share. The agreement with Altamont was terminated in January 2001, at which time Mr. Wagda became an employee of the Company, effective February 1, 2001. Mr. Wagda's agreement with the Company provided for a base salary of $20,000 per month. In addition, Mr. Wagda was granted 228,210 incentive stock options to purchase common stock at $1.00 per share, in exchange for 228,210 options previously awarded as non-qualified options. Mr. Wagda was granted a total of an additional 101,850 options in February and March 2001. Effective May 1, 2001, Mr. Wagda's base salary was increased to an annual rate of $275,000 per year, pursuant to a new agreement. Mr. Wagda was also eligible to receive a bonus of up to 200% of his cash compensation paid in 2001 at the discretion of the Board of Directors. Additionally, the Compensation Committee re-priced the 330,060 options earned by Mr. Wagda through March 31, 2001 to a strike price of $0.29 per share and granted him an additional 450,000 options at a $0.29 strike price, which vested daily through 2001. On February 15, 2002, Mr. Wagda was given a two-year employment contract. The terms of the agreement, which are being finalized, include annual salary compensation of $300,000 beginning May 1, 2002 and $350,000 beginning May 1, 2003, 12 months severance if terminated without cause or upon a change of control, the grant of the restricted stock and the surrender of all existing options described earlier and a bonus of up to 200% of base salary based on the achievement of specified performance goals. Mr. Wagda is eligible to participate in all of the Company's employee benefit plans.

     Mr. Murphy entered into a three-year employment contract with the Company on January 16, 2001. Mr. Murphy was separated from the Company on October 2, 2001. Mr. Murphy received a cash payment in 2001 in the amount of $125,000 in satisfaction of all severance amounts payable under his original employment contract.

     Mr. Turner entered into a three-year employment contract with the Company on January 16, 2001. Mr. Turner was separated from the Company on November 30, 2001. Mr. Turner received cash payments in 2001 and 2002 totaling $142,500 in satisfaction of all severance amounts payable under his original employment contract.

     Mr. Czaja entered into an employment agreement with the Company in April 2001. Mr. Czaja's agreement provided for a base salary of $175,000. Effective May 1, 2002, Mr. Czaja's annual salary will be $200,000. Mr. Czaja also is eligible to receive a bonus of up to a total of 50% of his base salary based upon the achievement of certain operating results of the Company. Mr. Czaja's employment may be terminated without cause upon six month's notice and is entitled to six months severance if terminated upon a change of control.


COMPANY STOCK PERFORMANCE

    The following graph sets forth a comparison of the cumulative total share owner return on the Company's Common Shares for the period beginning April 17, 1998, the date Common Shares began trading on the Nasdaq National Market, and ending December 31, 2001, the last trading day in fiscal 2001, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of the Nasdaq Computer & Data Processing Index. This graph assumes an investment of $100 on April 17, 1998 in each of Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]



                                            4/17/1998    12/98    12/99    12/00    12/01
                                            ---------   -------  -------  -------  -------



BRIGHTSTAR INFORMATION TECHNOLOGY GROUP       100.00      60.57    63.46     2.88     0.45
S & P 500                                     100.00     110.62   133.90   121.71   107.24
NASDAQ COMPUTER & DATA PROCESSING             100.00     130.47   286.79   132.05   106.36


    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2001, non-employee directors Ms. Barrett and Mr. Zwahlen served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationship that must be disclosed under this caption.

    In January of 2001, the Company was notified by Nasdaq that we no longer met the net tangible asset test to maintain our listing on the Nasdaq National Market. In addition, because our stock had closed below a dollar per share for a substantial period of time, and the market value of our public float did not meet then minimum requirement, we received additional notices from Nasdaq that, unless we demonstrated compliance with these rules, we would receive a written notification that our securities would be delisted. The Company was subsequently transferred from the Nasdaq National Market to the Nasdaq SmallCap Market effective April 20, 2001, and received a conditional exception from meeting certain of the Nasdaq SmallCap Market's continued listing standards. First, the Company, by May 1, 2001, was required to file a proxy statement that sought stockholder authority to do a reverse stock split. Secondly, it was required to meet the $1.00 minimum bid price standard for at least ten consecutive days starting no later than June 28, 2001. Thirdly, it was required to file a Form 10-Q by May 15, 2001 demonstrating at least $8.0 million of stockholder equity at March 31, 2001 (in lieu of meeting the $2.0 million net tangible asset test, which the Company did not then meet). Finally, it was required to be in compliance with all other applicable listing standards by June 28, 2001. The Company met the May 1 and May 15 deadline requirements but to date has declined to undertake the authorized reverse split required by Nasdaq to help it meet the minimum-bid-price requirement and retain its listing on the Nasdaq SmallCap Market. On July 23, 2001, the Company was transferred to the OTC Bulletin Board Market.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of such forms that it received, or written representations from reporting persons that no other Forms 5 were required for such persons, the Company believes that, during fiscal 2001, all Section 16(a) filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was obligated to pay Altamont Capital Management, Inc. ("Altamont"), a company wholly owned by Joseph A. Wagda and his spouse, $101,130 for services performed by Mr. Wagda as a consultant to the Company prior to Mr. Wagda joining the Company as Chief Executive Officer. This debt was satisfied in July 2001 by converting it into a convertible note payable, as part of the Company's private placement offering completed on July 26, 2001.

     In December 2000, the Company became obligated to pay Strong River Investments, Inc. and Montrose Investments Ltd. approximately $900,000, in the aggregate, in respect of certain registration obligations of the Company. This debt was satisfied in December 2001 by paying a cash settlement in the amount of $100,000 for the total release of this claim.

     As part of the private placement completed on July 26, 2001 members of senior management, including Messrs. Wagda, Czaja, Murphy, Turner and Krause participated in the offering. Notes held by Messrs. Wagda, Czaja, Murphy, Turner, Krause and Altamont for the initial issuance were $50,000, $10,000, $80,000, $35,000, $25,000 and $101,130, respectively. The private placement consisted of the issuance of approximately $1.1 million of convertible notes, (Series 1 Convertible Subordinated Promissory Notes) to a group of investors, including members of BrightStar senior management. The notes are secured on a junior basis by substantially all of the assets of the Company and its operating subsidiaries, and are convertible into common stock, at the option of the investors, at a fixed price of $0.23 per share, subject to anti-dilution provisions. In addition, the investors received approximately 718,000 warrants, exercisable at $0.50 per share. The notes are mandatorily convertible, at the Company's option, into common stock at $0.23 per share, subject to anti-dilution provisions, if: (i) the market price of the Company's common stock, determined on a 20-day moving average basis, equals or exceeds $0.50; (ii) the investor may lawfully sell all of the common stock issuable upon conversion and the common stock issuable upon exercise of Warrants held by the investor, either under an effective registration statement, or under Rule 144; and (iii) at least $2.3 million of legacy liabilities have been restructured. The notes are entitled to simple interest calculated at a rate per annum equal to 8%. For the first year from the date of the notes, interest may be paid at the option of the Company by issuing additional convertible debt with the same terms as above. The Company has issued additional convertible debt for the interest due on the notes from inception through March 31, 2002.

                                 PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

INTRODUCTION

    The Company is asking the stockholders to ratify the selection of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     Grant Thornton LLP has audited the Company's financial statements beginning with the fiscal year ended December 31, 1999. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

FEES PAID TO ACCOUNTANTS FOR SERVICES RENDERED DURING 2001

AUDIT FEES

     Fees billed to the Company by Grant Thornton LLP for auditing the Company's 2001 fiscal year financial statements and reviewing those financial statements included in the Company's quarterly reports on Form 10-Q totaled $90,000. There were no fees billed to the Company by Grant Thornton LLP for IT services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

     The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2001.

ALL OTHER FEES

     Fees billed to the Company by Grant Thornton LLP for other services provided during the Company's 2001 fiscal year, including work performed in connection with registration statements, income tax services and audits of employee benefit plans, totaled $136,000. The Audit Committee believes that the other services provided and the fees charged for other services are compatible with maintaining Grant Thornton's independence.

APPROVAL REQUIRED

     Approval of Proposal No. 2 requires the approval of the holders of a majority of the Common Stock present in person or represented by proxy.

RECOMMENDATION OF BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

                                   PROPOSAL 3

           AMENDMENT OF THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE
                         THE NUMBER OF SHARES ISSUABLE

     The Company's Board of Directors has approved an amendment to the 2000 Plan to increase the number of shares issuable under the 2000 Plan by 2,000,000 shares. Therefore, the total number of shares authorized to be issued pursuant to Awards granted under the 2000 Plan will be increased to 4,000,000.


GENERAL

     The 2000 Plan allows the granting of stock options, stock appreciation rights ("SARs"), restricted stock awards, performance unit awards, and performance share awards (collectively, "Awards") to eligible 2000 Plan participants. While the Company has no current intention to grant Awards other than stock options, except for the stock granted on February 12, 2002 as mentioned in the Executive Compensation section of this proxy, the Board of Directors believes that the ability to utilize different types of equity compensation vehicles will give the Company the flexibility needed to adapt most effectively over time to changes in the labor market and in equity compensation practices.

     If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will again be available for grants of Awards. The number of shares available for grant under the 2000 Plan, outstanding Awards, the formula for granting non-employee director options, and the numerical limits for individual grants will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations or other changes to the capital structure of the Company.

PURPOSE OF THE 2000 PLAN

    The 2000 Plan is intended to attract, motivate, and retain (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates, and (3) directors of the Company who are employees of neither the Company nor any affiliate ("non-employee directors"). The 2000 Plan also is designed to encourage stock ownership by participants, thereby aligning their interests with those of the Company's stockholders.

ADMINISTRATION OF THE 2000 PLAN

    The 2000 Plan is administered by the Board's Compensation Committee (the "Committee"). The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (for purpose of qualifying amounts received under the 1997 Plan as "performance-based compensation" under section 162(m)).

    Subject to the terms of the 2000 Plan, the Committee has the sole discretion to determine the employees and consultants who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make Awards to participants who are executive officers of the Company. During 2001, the Committee authorized the Company's Chief Executive Officer, Mr. Wagda, the ability to grant awards up to 50,000 shares to employees other than executive officers.

    The non-employee director portion of the 2000 Plan will be administered by the Board of Directors (rather than by the Committee).

ELIGIBILITY TO RECEIVE AWARDS

    Employees of the Company and its affiliates (i.e., any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The actual number of employees and consultants who will receive Awards under the 2000 Plan cannot be determined because selection for participation in the 2000 Plan is at the discretion of the Committee. The 2000 Plan also provides for the grant of stock options to the Company's non-employee directors. Such options will be granted pursuant to a fixed formula as described below.

OPTIONS

    The Committee may grant nonqualified stock options ("NSOs"), incentive stock options (which are entitled to favorable tax treatment) ("ISOs"), or a combination thereof. The number of shares covered by each option will be determined by the Committee.

    The exercise price of each option is set by the Committee but generally is not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Thus, an option will have value only if the Company's Common Stock appreciates in value after the date of grant.

    The exercise price of an ISO must be at least 110% of the fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. Also, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000.

    The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment of the exercise price through the tender of shares of the Company's Common Stock that are already owned by the participant, or by any other means which the Committee determines to be consistent with the 2000 Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

    Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee but generally not later than 10 years after the date of grant, unless sooner exercised or cancelled due to termination of service or death. The Committee's current practice is to grant options which expire no later than ten years after the date of grant.

    On February 12, 2002, the Compensation Committee of the Board of Directors voted to take the actions that resulted in the repricing of approximately 0.9 million existing stock options and the awarding of approximately 1.2 million new options to participants under the Plans. The exercise price of all affected options after the repricing is $0.05 per share, which was based on fair market value as determined by the Board of Directors based upon the prior 20-day average closing price.

NON-EMPLOYEE DIRECTOR OPTIONS

    The 2000 Plan provides for (i) the automatic grant to any Non-Employee Director of options to purchase 10,000 shares of Common Stock, effective on the date of that person's initial election as a director, at an exercise price per share equal to the per share fair market value of the Common Stock as of the date of that grant, and (ii) the automatic grant to each Non-Employee Director of options to purchase 10,000 shares of Common Stock at each annual meeting of stockholders thereafter at which that director is re-elected or remains a director, at an exercise price per share equal to the per share fair market value of the Common Stock as of the date of grant provided that such options shall be reduced by that portion of the prior twelve month period in which a director was not a director of the Company. The Board may revoke these automatic grants at any time. Each option granted to the Non-Employee Directors shall be exercisable immediately and shall expire ten years after the date of grant, unless sooner exercised.

STOCK APPRECIATION RIGHTS

    The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the Committee.

    Upon exercise of an SAR, the participant will receive payment from the Company in an amount determined by multiplying: (1) the difference between (a) the fair market value of a share of Company Common Stock on the date of exercise and (b) the exercise price, times (2) the number of shares with respect to which the SAR is exercised. The per share exercise price of a SAR cannot be less than 100% of fair market value as of the date of grant. Thus, a SAR will have value only if the Company's Common Stock appreciates in value after the date of grant.

    SARs are exercisable at the times and on the terms established by the Committee. Proceeds from SAR exercises may be paid in cash or shares of the Company's Common Stock, as determined by Committee. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to employee options granted under the 2000 Plan.

RESTRICTED STOCK AWARDS

    Restricted stock awards are shares of the Company's Common Stock that vest in accordance with terms established by the Committee. The number of shares of restricted stock (if any) granted to a participant will be determined by the Committee.

    In determining the vesting schedule for each Award of restricted stock, the Committee may impose additional conditions to vesting as it determines to be appropriate. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied. In order for the Award to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code (see "Report of the Stock Option and Compensation Committee of the Board of Directors-Tax Deductibility of Executive Compensation"), it must use one or more of the following measures in setting the performance goals: (1) annual revenue, (2) controllable profits, (3) customer satisfaction management by objectives, (4) earnings per share, (5) individual management by objectives, (6) net income, (7) new orders, (8) pro forma net income, (9) return on designated assets, and (10) return on sales. The Committee may apply the performance measures on a corporate or business unit basis, as deemed appropriate in light of the participant's specific responsibilities.

PERFORMANCE AWARDS AND OTHER STOCK-BASED INCENTIVE AWARDS

    The 2000 Plan permits the grant of other performance awards and stock-based incentive awards. Such awards will be determined by the Committee.

    Whether such an award will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. In particular, the 2000 Plan permits the Committee to use the same performance goals as are discussed above with respect to restricted stock.

    After a performance or stock-based incentive award has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to receive a payout of cash, Common Stock, or a combination thereof, as determined by the Committee. Unvested performance units/shares will be forfeited upon the earlier of the recipient's termination of employment or the date set forth in the Award agreement.

OPTIONS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

    As described above, the Committee has discretion to determine the number of Awards (if any) to be granted to any individual under the 2000 Plan. Accordingly, the actual number of Awards that any individual may receive in the future is not determinable.

NONTRANSFERABILITY OF AWARDS

    Awards granted under the 2000 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, at the discretion of the Committee, a participant may designate one or more beneficiaries to receive any exercisable or Vested Awards following his or her death.

                      EQUITY COMPENSATION PLAN INFORMATION


    The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001. These plans include the 2000 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan. The table does not give effect to the proposed amendments to the 2000 Plan and does not include the subsequent issuances in 2002 of stock options and restricted stock as previously mentioned.

                                                  (a)                               (b)                              (c)
-----------------------------------  -----------------------------  -----------------------------  -------------------------------
          Plan category                Number of securities to be     Weighted-average exercise     Number of securities remaining
                                        issued upon exercise of     price of outstanding options,   available for future issuance
                                     outstanding options, warrants       warrants and rights       under equity compensation plans
                                               and rights                                          (excluding securities reflected
                                                                                                            in column (a))
----------------------------------- ------------------------------ ------------------------------  --------------------------------
    Equity compensation plans
   approved by security holders                1,684,447                       $ 1.21                         2,315,553
----------------------------------- ------------------------------ ------------------------------  --------------------------------
  Equity compensation plans not
   approved by security holders                 620,060                        $ 0.34                            N/A
----------------------------------- ------------------------------ ------------------------------  --------------------------------
              Total                            2,304,507
----------------------------------- ------------------------------ ------------------------------  --------------------------------

    Grants outside the Plans consist of 40,000 options with an exercise price of $1.00 per share to the son of Mr. Wagda, the Company's Chief Executive Officer, who worked as an independent contractor for the Company on special projects during the fourth quarter of 2000 and the first quarter of 2001. His compensation consisted of cash payments of $18,600 for 2001 and the 40,000 options. The remaining options of 580,060 belong to Mr. Wagda, as part of his compensation package. All of Mr. Wagda's options were cancelled in connection with the restricted stock issuance made to him in February 2002.

TAX ASPECTS

    The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to Awards granted under the 2000 Plan as of the date of this Proxy Statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

    A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of NSOs and SARs, the participant will recognize ordinary income when he or she exercises the option equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The subsequent sale or other disposition of the shares will either be a capital gain or loss based on the difference between the sales price and the basis of the shares (which will be equal to the exercise price plus the amount of ordinary income recognized upon exercise of the options).

    Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise or (2) the amount realized from the sale, exceeds the exercise price, if such shares were held for less than one year.

    Upon receipt of restricted stock or a performance unit/share, the participant will not have taxable income unless he or she elects to be taxed pursuant to Internal Revenue Code Section 83(b). Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or units at such time.

    The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an Award by: (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company already-owned shares having a value equal to the amount required to be withheld.

    The Company generally will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Internal Revenue Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by section 162(m), including (1) the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during a specified time period, and (2) for restricted stock and performance unit/shares, inclusion in the 2000 Plan of performance goals which must be achieved prior to payment. The 2000 Plan has been designed to permit the Committee to grant Awards which qualify as performance-based compensation.

REASON FOR THE AMENDMENT

    In approving the proposed amendment to the 2000 Plan, the Company's Board of Directors reviewed the number of shares remaining for issuance under our equity based compensation plans, which was approximately 735,000 shares as of April 30, 2002. The Board of Directors concluded that the remaining number of shares would not permit us to issue an appropriate level of equity-based compensation to new and existing directors, officers and employees for the foreseeable future, given our expected business operations. The Board of Directors continues to believe that equity-based compensation is an important element of overall compensation for the Company. Such compensation advances the interest of the Company and our stockholders by encouraging, and providing for, the acquisition of equity interests by participants, thereby aligning participants' interests with stockholders and providing participants with substantial motivation to enhance stockholder value.

APPROVAL REQUIRED

    Approval of Proposal No. 3 requires the approval of the holders of a majority of the Common Stock present or represented by proxy.

RECOMMENDATION OF BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AMENDMENT OF THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER SHARES ISSUABLE THEREUNDER BY 2,000,000.

                                   PROPOSAL 4

           AMENDMENT OF THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE
                         THE LIMIT ON INDIVIDUAL GRANTS

    The Company's Board of Directors has approved an amendment to the 2000 Plan to increase the maximum limit that any Grantee in any calendar year can receive from no more that 200,000 options under the plan to no more than 1,000,000 options in a calendar year, whether they be ISO's or NSO's.

    See the discussion of Proposal 3 above a description of the 2000 Plan.

REASON FOR THE AMENDMENT

    The Board of Directors believes that adoption of the amendment to the 2000 Plan to increase the limit on individual grants is in the best interests of stockholders because it gives the Board the flexibility to award option grants which are valued more appropriately with respect to the current price levels of the Company's stock.

APPROVAL REQUIRED

    Approval of Proposal No. 3 requires the approval of the holders of a majority of the Common Stock present or represented by proxy.

RECOMMENDATION OF BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AMENDMENT OF THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE THE MAXIMUM LIMIT THAT ANY GRANTEE IN ANY CALENDAR YEAR CAN RECEIVE UNDER THE PLAN TO 1,000,000 OPTIONS.

                                   PROPOSAL 5

       AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

    The Company's Board of Directors has approved an amendment to Article Four of the Company's Certificate of Incorporation. The amended Article Four would
(i) increase the number of shares of all classes of stock that the Company is authorized to issue from 38,000,000 to 75,000,000, of which 72,000,000 will be designated as Common Stock. The summary of the amended Certificate of Incorporation contained herein should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the proposed Certificate of Incorporation set forth as Appendix I.

    The Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of capital stock available for various corporate programs and purposes. The Company may, from time to time, consider acquisitions, stock dividends or stock splits, and public or private financings to provide the Company with capital, which may involve the issuance of additional shares of common stock or securities convertible into common stock. Also, additional shares of common stock may be necessary to meet anticipated future obligations under our employee benefit plans. The Board of Directors believes that having authority to issue additional shares of capital stock will avoid the possible delay and significant expense of calling and holding a special meeting of stockholders to increase authorized capital.

    The Company has no present plan, agreement or understanding involving the issuance of its capital stock except for shares required or permitted to be issued under employee benefit plans or upon exercise of outstanding stock options, convertible debt or warrants. It is possible, however, that merger and acquisition opportunities involving the issuance of shares of capital stock will develop. It is also possible that an increase in the market price for the Company's stock, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of the Company's stock desirable.

    The Company believes that an increase in the number of authorized shares of capital stock will enhance its ability to respond promptly to any of these opportunities. If the amendment to the Certificate of Incorporation is approved, the Board of Directors will not solicit stockholder approval to issue additional authorized shares of capital stock, except to the extent that such approval may be required by law, and the shares may be issued for consideration, in cash or otherwise, at the times and in the amounts that the Board may determine.

    Although the Board of Directors presently intends to employ the additional shares of capital stock solely for the purposes set forth above, these shares could be used by the Board to dilute the stock ownership of persons seeking to obtain control of the Company, possibly discouraging or deterring an attempt to obtain control of the Company and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate Company capital stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board or otherwise.

    The Board of Directors does not believe that an increase in the number of authorized shares of Common Stock will have a significant impact on any attempt to gain control of the Company. It is possible, however, that the availability of authorized but unissued shares of common stock could discourage third parties from attempting to gain control because the Board could authorize the issuance of shares of capital stock in a private placement or otherwise to one or more persons. The issuance of capital stock could dilute the voting power of a person attempting to acquire control of the Company, increase the cost of acquiring control or otherwise hinder efforts to acquire control. The proposal described in this Proxy Statement is not in response to any such action. These proposals are not part of a plan by the Company to adopt a series of amendments with an anti-takeover purpose and the Company does not currently intend to propose other measures in future proxy solicitations.

RECOMMENDATION OF BOARD OF DIRECTORS

    Approval of Proposal 5 requires the approval of the holders of a majority of all outstanding shares of the Common Stock.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is Grant Thornton LLP. The Board of Directors expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                                  OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the Annual Meeting and, as far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.



                  STOCKHOLDER PROPOSALS -- 2003 ANNUAL MEETING


    Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before January 16, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2003 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder must give the Company appropriate notice no later than April 1, 2003. If the Company fails to receive notice of the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the stockholders for approval at the 2003 Annual Meeting of Stockholders of the Company as the Company will not have received proper notice as required by the Company's Bylaws.

Joseph A. Wagda
Chief Executive Officer and Chairman of the Board


May 16, 2002

Pleasanton, California

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                   APPENDIX I

                                    PROPOSED
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

    BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: That by the Board of Directors of the Corporation has adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declared such amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                                    RESOLVED, That Article 4 of the Certificate
                  of Incorporation of the Corporation is deleted in its entirety and a new Article 4 which reads as follows is inserted in its place:

                                  ARTICLE FOUR

                                    The total number of shares of all classes of
                  stock which the Corporation shall have authority to issue is 75,000,000 shares which shall be divided into (a) 3,000,000 shares, designated as Preferred Stock, having a par value of $.001 per share (the "Preferred Stock"), (b) 72,000,000 shares, designated as Common Stock, having a par value of $.001 per share (the "Common Stock").

                                    A statement of the powers, preferences and
                  rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                  A.                PREFERRED STOCK

                                    The Preferred Stock may be issued from time
                  to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

                  B.                COMMON STOCK

                                    1.      DIVIDENDS.

                                    Subject to the preferred rights of the
                  holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

                                    2.      LIQUIDATION.

                                    In the event of any liquidation, dissolution
                  or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

                                    3.      VOTING RIGHTS.

                                    Except as otherwise required by law, each
                  holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation."

                  SECOND: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  THIRD: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. has caused this certificate to be signed by Joseph A. Wagda, its Chief Executive Officer, this ___ day of _________, 2002.

                                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.



                                 By:
                                    -----------------------------------
                                    Joseph A. Wagda,
                                    Chief Executive Officer

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 18, 2002



         The undersigned stockholder of BrightStar Information Technology Group, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 16, 2002, and hereby appoints Joseph A. Wagda and Kenneth A. Czaja or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of BrightStar Information Technology Group, Inc., to be held on Tuesday, June 18, 2002 at 10:00 a.m. local time, at 4900 Hopyard Road, Suite 200, Pleasanton, CA 94588 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


         1.       ELECTION OF DIRECTORS:

                        FOR all nominees listed below (except as indicated).
                  ---

                  Joseph A. Wagda

                  W. Barry Zwahlen

                  Jennifer T. Barrett

                  Thomas A. Hudgins

                       WITHHOLD authority to vote for all nominees listed below.
                  ---

                  IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

                  Joseph A. Wagda

                  W. Barry Zwahlen

                  Jennifer T. Barrett

                  Thomas A. Hudgins

         2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

                         FOR              AGAINST                    ABSTAIN
                     ----             ----                       ----


         3. PROPOSAL TO AMEND THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN


                         FOR              AGAINST                    ABSTAIN
                     ----             ----                       ----

         4. PROPOSAL TO AMEND THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE THE ANNUAL LIMIT ON INDIVIDUAL GRANTS


                         FOR              AGAINST                    ABSTAIN
                     ----             ----                       ----
and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.


         5. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES



                         FOR              AGAINST                    ABSTAIN
                     ----             ----                       ----


               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002; (3) FOR THE AMENDMENT OF THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN; (4) FOR THE AMENDMENT OF THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE THE ANNUAL LIMIT ON INDIVIDUAL GRANTS; AND (5) FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



                                             Date:
---------------------------------------           --------------------------
Signature


                                             Date:
---------------------------------------           --------------------------
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)